UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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United Security Bancshares
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United Security Bancshares
2151 West Shaw Avenue
Fresno, California 93711

April 18, 2005

Dear Shareholders:

You are cordially invited to attend United Security Bancshares’ annual meeting of shareholders which will be held at United Security Bank’s head office located at 2151 West Shaw Avenue, Fresno, California, on Wednesday, May 18, 2005 at 7:00 p.m.

At the meeting, shareholders will be asked to elect directors for the ensuing year, amend the 1995 Stock Option Plan and adopt the 2005 Stock Option Plan.  Information regarding the nominees for election of directors, the amendment of the 1995 Stock Option Plan and the adoption of the 2005 Stock Option Plan is set forth in the accompanying proxy statement.

It is important that your shares be represented at the meeting whether or not you plan to attend.  Please indicate on the enclosed proxy card your vote on the matter presented, and sign, date and return the proxy card in the enclosed envelope.  If you do attend the meeting and wish to vote in person, your proxy will be withdrawn at that time.

Dennis R. Woods
Chairman of the Board

United Security Bancshares
1525 East Shaw Avenue
Fresno, California 93710

Notice of Annual Meeting of Shareholders

May 18, 2005

To the Shareholders of
United Security Bancshares:

Notice is hereby given that the annual meeting of shareholders of United Security Bancshares will be held at the head office of United Security Bank located at 2151 West Shaw Avenue, Fresno, California, on May 18, 2005 at 7:00 p.m. for the purpose of considering and voting upon the following matters:

1.                                      Election of Directors.  To elect nine (9) persons to serve as directors of United Security Bancshares until their successors are duly elected and qualified.

Robert G. Bitter, Pharm. D.	Ronnie D. Miller
Stanley J. Cavalla	Walter Reinhard
Tom Ellithorpe	John Terzian
R. Todd Henry	Dennis R. Woods
Robert M. Mochizuki

2.                                      Amendment of 1995 Stock Option Plan.  To amend the 1995 Stock Option Plan to comply with current Internal Revenue Service Rules.

3.                                      Adoption of the United Security Bancshares 2005 Stock Option Plan.  To adopt the United Security Bancshares 2005 Stock Option Plan.

4.                                      Transaction of Other Business.  To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The board of directors has fixed the close of business on March 25, 2005 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting.

Section 3.3 of Article III of the Bylaws sets forth the nomination procedure for nominations of directors.  Section 3.3 provides:

Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt.  The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee.  Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

By Order of the Board of Directors

Dated: April 18, 2005	Robert G. Bitter, Secretary

We urge you to vote in favor of management’s proposals by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person.  The enclosed proxy is solicited by the board of directors.  Any shareholder giving a proxy may revoke it prior to the time it is voted by filing with United Security Bancshares’ secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.  Please indicate on the proxy whether or not you expect to attend the meeting so that we can arrange adequate accommodations.

2

United Security Bancshares
Proxy Statement
Annual Meeting of Shareholders

May 18, 2005

Introduction

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2005 annual meeting of shareholders of United Security Bancshares to be held on Wednesday, May 18, 2005 at 7:00 p.m. at the head office of United Security Bank located at 2151 West Shaw Avenue, Fresno, California, and at any and all adjournments thereof.

It is anticipated that this proxy statement and the accompanying notice and form of proxy will be mailed on or about April 18, 2005 to shareholders eligible to receive notice of, and to vote at, the meeting.

Revocability of Proxies

A form of proxy for voting your shares at the meeting is enclosed.  Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the secretary of United Security Bancshares an instrument revoking it or a duly executed proxy bearing a later date.  In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of his or her election to vote in person, and voting in person at the meeting.  Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.  Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein, “FOR” amendment of the 1995 Stock Option Plan and “FOR” adoption of the United Security Bancshares 2005 Stock Option Plan.  If any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of United Security Bancshares’ management.

Persons Making the Solicitation

This solicitation of proxies is being made by the board of directors of United Security Bancshares.  The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in the solicitation of proxies for the meeting will be borne by United Security Bancshares.  It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers and employees of United Security Bancshares may solicit proxies personally or by telephone, without receiving special compensation.

Voting Securities

There were issued and outstanding 5,685,064 shares of United Security Bancshares’ common stock on March 25, 2005, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the meeting.  On any matter submitted to the vote of the shareholders, each holder of United Security Bancshares’ common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of United Security Bancshares as of the record date.  In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively.  If any shareholder of United Security Bancshares gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors.  Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected.  These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit.  If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxyholders, in accordance with management’s recommendation.  The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum.  The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain
Beneficial Owners and Management

Management of United Security Bancshares knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of United Security Bancshares’ common stock, except as set forth in the table below.  The following table sets forth, as of March 18, 2005, the number and percentage of shares of United Security Bancshares’ outstanding common stock beneficially owned, directly or indirectly, by each of United Security Bancshares’ directors, named executive officers and principal shareholders and by the directors and executive officers of United Security Bancshares as a group.  The shares “beneficially owned” are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose.  In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 18, 2005.  Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned.  Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of United Security Bancshares.

Beneficial Owner	Amount and Nature of Percent Beneficial Ownership		of Class(1)

Directors and Named Executive Officers:
Robert G. Bitter, Pharm. D.	443,305	(2)	7.8
Rhodlee A. Braa	113,740	(3)	2.0
Stanley J. Cavalla	236,549	(4)	4.2
Kenneth L. Donahue	130,905	(5)	2.3
Tom Ellithorpe	102,827	(6)	1.8
David L. Eytcheson	407,133	(7)	7.2
Thomas H. Franson	7,689	(8)		*
R. Todd Henry	12,600			*
Ronnie D. Miller	438,588	(9)	7.7
Robert M. Mochizuki	22,500	(10)		*
Walter Reinhard	214,365		3.8
John Terzian	97,906	(11)	1.7
Dennis R. Woods	394,763	(12)	6.9

All Directors and Executive Officers as a Group (13 in all)	1,916,604		33.3

Principal Shareholder
Audry “Bobbi” Thomason	400,444	(13)	7.0

*                                         Less than one percent (1%).

(1)                                  Includes shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 18, 2005.  These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person.

(2)                                  Dr. Bitter has shared voting and investment powers as to 353,133 shares in his capacity as a trustee of United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan, and has shared voting and investment powers as to an additional 71,523 shares.  Dr. Bitter’s address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(3)                                  Mr. Braa has shared voting and investment powers as to 61,800 shares and has 30,000 shares acquirable by exercise of stock options.  Mr. Braa also holds 17,300 shares in United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan.

(4)                                  Mr. Cavalla has 2,000 shares acquirable by exercise of stock options.

(5)                                  Mr. Donahue has shared voting and investment powers as to 60,096 shares and has 30,000 shares acquirable by exercise of stock options.  Mr. Donahue also holds 44,823 shares in United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan.

(6)                                  Mr. Ellithorpe has shared voting and investment powers as to 52,549 shares.

(7)                                  Mr. Eytcheson has shared voting and investment powers as to 353,133 shares in his capacity as a trustee of United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan.  Mr. Eytcheson also holds 22,717 shares in United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan.  Mr. Eytcheson also has shared voting and investment powers as to 54,101 shares.  Mr. Eytcheson’s address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(8)                                  Mr. Franson has 6,000 shares acquirable by exercise of stock options.  Mr. Franson also holds 1,689 shares in United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan

(9)                                  Mr. Miller has shared voting and investment powers as to 353,133 shares in his capacity as a trustee of United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan.  Mr. Miller also has shared voting and investment powers as to an additional 76,169 shares.  Mr. Miller’s address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(10)                            Mr. Mochizuki has shared voting and investment powers as to all of these shares.

(11)                            Mr. Terzian has shared voting and investment powers as to 47,020 shares.

(12)                            Mr. Woods’ address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.  Mr. Woods also holds 29,807 shares in United Security Bank’s Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank’s Employee Stock Ownership Plan.

(13)                            Ms. Thomason’s address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires United Security Bancshares’ directors and certain executive officers and persons who own more than ten percent of a registered class of United Security Bancshares’ equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  The Reporting Persons are required by Securities and Exchange Commission regulation to furnish United Security Bancshares with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, United Security Bancshares believes that, during 2004 the Reporting Persons complied with all filing requirements applicable to them.

The Board of Directors and Committees

United Security Bancshares’ board of directors met twelve (12) times in 2004.  None of United Security Bancshares’ directors attended less than 75 percent of all board of directors’ meetings and committee meetings of which they were a member.  United Security Bancshares has a standing Audit Committee.  The board has no separate nominating or compensation committee, however, the independent directors meeting in executive session handle director nominations and chief executive officer and executive officer compensation.  The board believes that its independent directors can effectively perform the functions of a traditional nominating and compensation committee.

Corporate Governance Principles and Board Matters

United Security Bancshares is committed to having sound corporate governance principles which are important to the way United Security Bancshares manages its business and to maintaining United Security Bancshares’ integrity in the marketplace.  United Security Bancshares’ charter of the Audit Committee is available at http://www.unitedsecuritybank.com.

Board Independence

The Board has determined that constituting a majority of the directors standing for reelection are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), as currently in effect and as they may be changed from time to time.  Furthermore, the Board has determined that each of the current members of the Audit Committee is “independent” within such director independence standards and that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the NASDAQ Rules.

Financial Expert

The Board has determined that Todd Henry meets all of the attributes of an “audit committee financial expert” and “independence” as those meanings are defined by the applicable rules and regulation of the SEC and NASDAQ.

Consideration of Director Nominees

Shareholder Nominees

United Security Bancshares’ independent directors meeting in executive session will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as they consider all nominees on their merits as discussed below.  Any shareholder nominations proposed for consideration by the independent directors should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

United Security Bancshares

1525 East Shaw Avenue

Fresno, California 93710

In addition, the bylaws of United Security Bancshares permit stockholders to nominate directors for consideration at an annual shareholder meeting.  For a description of the process for nominating directors in accordance with the bylaws, please see the notice to this proxy statement.

Selection and Evaluation of Director Candidates

The independent directors are responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths.  This assessment typically includes issues of expertise in industries important to United Security Bancshares, functional expertise in areas such as marketing, human resources, operations, finance and information technology and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time.  The independent directors do not have any written specific minimum qualifications or skills that they believe must be met by either their candidates or a shareholder-recommended candidate in order to serve on the Board.  The independent directors identify nominees by first evaluating the current members of the Board of Directors qualified and willing to continue in service.  Current members of the Board with skills and experience that are relevant to United Security Bancshares’ business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not to wish to continue in service or if the independent directors or the Board decided not to nominate a member for reelection, the independent directors identify the desired skills and experience of a new nominee in light of the following criteria.  When identifying and evaluating new directors, the independent directors consider the diversity and mix of the existing board of directors, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), minority and female representation on the Board of Directors, employment experience, community representation, public interest considerations and the implementation of United Security Bancshares’ strategic plan.  Among other things, when examining a specific candidate’s qualifications, the independent directors consider: the ability to represent the best interest of United Security Bancshares, existing relationships with United Security Bancshares, interest in the affairs of United Security Bancshares and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within United Security Bancshares’ community, community service, integrity, business judgment, ability to develop business for United Security Bancshares and the ability to work as a member of a team.  All nominees to be considered at the Meeting were recommended by the independent directors in executive session.

Communications with the Board and Annual Meeting Attendance

Individuals who wish to communicate with United Security Bancshares’s Board may do so by sending an e-mail to United Security Bancshares’ Board at kbledsoe@unitedsecuritybank.com.  Any communications intended for nonmanagement directors should be sent to the e-mail address above to the attention of the Chairperson of the Audit Committee.  United Security Bancshares does not have a policy regarding Board member attendance at annual meetings of shareholders.  All of the then-directors of United Security Bancshares attended United Security Bancshares’s 2004 annual meeting of shareholders.

Code of Ethics

United Security Bancshares has adopted a Code of Business Conduct and Ethics that is applicable to the officers, directors and employees of United Security Bancshares.  United Security Bancshares’ principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions also adhere to a Code of Ethics for Senior Financial Officers.  The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on United Security Bancshares’ website at www.unitedsecuritybank.com

Audit Committee

The Audit Committee met seven (7) times during the year ended December 31, 2004.  During 2004, the Audit Committee of United Security Bancshares consisted of Directors Henry (chairman), Reinhard and Terzian.  Director Henry is deemed by United Security Bancshares to be an “audit committee financial expert.”  Director Henry has an understanding of generally accepted auditing principles (“GAAP”) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that United Security Bancshares reasonably expects to be raised by United Security Bancshares’ financial statements.  Director Henry is a Certified Public Accountant.

The Audit Committee oversees United Security Bancshares’ corporate accounting and reporting practices and the quality and integrity of United Security Bancshares’ financial statements and reports, selects, hires, oversees and terminates United Security Bancshares’ independent auditors, monitors United Security Bancshares’ independent auditors’ qualifications, independence and performance, monitors United Security Bancshares’ and its affiliates’ compliance with legal and regulatory requirements, and oversees all internal auditing functions and controls.

Policy on Audit Committee Pre-Approval of Audit
and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to preapprove all audit and nonaudit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Preapproval is generally provided for up to one year and any preapproval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated preapproval authority to its Chairman when expedition of services is necessary.  The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this preapproval, and the fees for the services performed to date.  The tax fees and other fees paid in 2005 and 2004 were approved per the Audit Committee’s preapproval policies. The Audit Committee meets annually to discuss and review the overall audit plan.  The Board has adopted a written charter for the Audit Committee which is attached as Exhibit A to this proxy statement.

Audit Committee Report

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that United Security

Bancshares specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The Audit Committee has reviewed United Security Bancshares’ audited financial statements and discussed such statements with management.  The Audit Committee has discussed with Moss Adams LLP, United Security Bancshares’ independent auditors during the year 2004, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

The Audit Committee received written disclosures and a letter from Moss Adams LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management.  The Audit Committee has also considered whether the independent auditors’ provision of other nonaudit services is compatible with the auditors’ independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that United Security Bancshares’ audited financial statements be included in United Security Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

The Audit Committee:

Todd Henry, Chairman

Walter Reinhard

John Terzian

Report of Independent Directors on Executive Compensation

Compensation Policies

The independent directors establish the overall executive compensation guidelines of United Security Bancshares and establish the compensation plans and specific compensation levels of the Chief Executive Officer (“CEO”) and other executive officers.  The independent directors review their approach to executive compensation annually.

The independent directors believe that executive officer compensation should be closely aligned with the performance of United Security Bancshares on a short-term and long-term basis, and that such compensation should be structured to assist United Security Bancshares in attracting and retaining key executives critical to its long-term success.  To that end, the independent directors’ policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses dependent on United Security Bancshares’ performance, and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of United Security Bancshares.  The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

Executive Officer Compensation

Base Salary:  Effective January 1, 1997, a personnel committee of United Security Bank established a fixed-based salary program whereby the executive officers base salaries were frozen.  Future compensation increases were to be achieved through the performance-based aspects of compensation.  In establishing fixed base salaries, that personnel committee considered salaries of comparably sized California banks, as well as local area banks.  The information was compiled from a variety of sources including the California Banker’s Association, proxy materials, and other independent sources.  However, executive officers may have their salaries adjusted from time to time as the size, complexity, and earnings of United Security Bancshares change, in order to ensure that total compensation remains competitive.  The fixed based salary program was reviewed during 2000, and the base salaries were increased for the CEO and the other three executive officers as a result of the significant asset and earnings growth achieved since the plan was first enacted in 1997.  The fixed based salary program was again reviewed by the independent directors in January, 2004, and the base salaries were increased for the executive officers except for the CEO whose salary remained the same.

Annual Incentives:  The independent directors believe that incentives for officers are a key component for ensuring continued growth in shareholder value through increased earnings. Accordingly, executive officers earn bonuses based upon a percentage of United Security Bancshares’ net income each year.  Specifically, the CEO earns as a bonus 4% of United Security Bancshares’ net income and the four other executive officers each earn as a bonus 1% of United Security Bancshares’ net income.

All executive officers are entitled to participate in United Security Bank’s ESOP and 401(k) programs but are subject to more stringent matching bank contributions than other employees of United Security Bank, as required by regulation.

Long-term Incentives:  Long-term incentives are provided through the grant of stock options to certain employees of United Security Bank including executive officers.  Incentive stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate key management to improve United Security Bancshares’ long-term shareholder value, as the options only have value if the market price of the underlying stock appreciates after the date granted.  At December 31, 2004, total stock options that have been granted to key management and remain outstanding totaled 108,000 shares, including 90,000 to executive officers other than the CEO (4 total), and 18,000 to other senior management (5 total).

A component of United Security Bank’s 401(k)/ESOP recognizes and rewards employee’s contributions to its successful operation by enabling those employees to acquire a proprietary interest in United Security Bancshares’ common stock.  All employees of United Security Bank are eligible to participate in the 401(k) Plan upon the first day of the month after date of hire.  Participants are automatically vested 100% in all employee contributions which they may invest in any of several authorized investment vehicles, including United Security Bancshares’ stock.  United Security Bank contributes funds to match the employee’s 401(k) Plan contribution up to 5% of the employee’s eligible annual compensation.  These contributions are invested in United Security Bancshares’ stock and are subject to certain vesting requirements over a period of six years.  Under the ESOP portion of the plan, United Security Bancshares annually contributes shares of common stock for each eligible employee’s account in an amount proportionate to the employee’s compensation.  United Security Bancshares’ contribution is at the discretion of the board of directors and has been 8% of employee compensation for all but one year since its inception in 1994 through 2004.  Employees thereby have a vested interest in contributing on an ongoing basis to the profitability of United Security Bancshares, and with a vesting period of six years, they have the additional incentive to remain with United Security Bank on a long-term basis.

United Security Bank has established a nonqualified salary continuation plan for five of United Security Bank’s key employees, including the president and executive officers, which provides additional compensation benefits upon retirement for a period of 15 years.  Future compensation under the plan is earned by the employees for services rendered through retirement and vests over a period of 12 years.  In connection with the implementation of the salary continuation plans, United Security Bank purchased single premium universal life insurance policies on the life of each of the key employees covered under the plan.  United Security Bank is the owner and beneficiary of these insurance policies.

Chief Executive Officer Compensation

Base Salary:  Mr. Woods is subject to the same fixed salary program as other executive officers.  During 2000, the personnel committee targeted Mr. Woods’ base salary at the competitive median for comparable sized California banks demonstrating comparable net earnings as taken from a variety of reliable sources.  Mr. Woods’ base salary of $239,000 is currently believed reasonable by the independent directors based upon reference to competitive pay practices and the previously described compensation approach to executive officers.  The independent directors believe that the performance based compensation program, as it relates to the CEO, offers substantial additional compensation incentives to reward Mr. Woods for successful results.

Performance Based Compensation:  Mr. Woods is eligible to participate in the same short-term and long-term incentive plans as the other executive officers of United Security Bancshares.  In addition, the terms of the bonus plan for the CEO are different than the other executive officers.

Mr. Woods’ entire performance based compensation is tied directly to net income of United Security Bancshares.  Pursuant to the provisions of the performance based compensation plan for the CEO, Mr. Woods was awarded a cash bonus totaling $344,246 as a result of United Security Bancshares’ performance during 2004.

As noted, United Security Bancshares’ executive compensation policy is based primarily on performance.  The independent directors believes Mr. Woods has managed United Security Bancshares well, and has achieved above-normal results, not only in terms of earnings and asset growth, but also in overall stockholder value.

Independent Directors:

Robert G. Bitter, Pharm. D.	Robert M. Mochizuki
Stanley J. Cavalla	Ronnie D. Miller
Tom Ellithorpe	Walter Reinhard
R. Todd Henry	John Terzian

Independent Directors Interlocks and Insider Participation

There are no independent directors interlocks between United Security Bancshares and other entities involving United Security Bancshares’ executive officers or board members.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
United Security Bancshares	100.00	85.48	85.88	92.91	145.83	139.83
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
SNL $500M-$1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07

Proposal 1:
Election of Directors

Nominees

United Security Bancshares’ Bylaws provide that the number of directors of United Security Bancshares shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment of the articles of incorporation or the bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted.  The exact number of directors shall be fixed from time to time, within the range: (i) by a resolution duly adopted by the board of directors; (ii) by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders.  The exact number of directors has been set at nine (9).

The persons named below, all of whom are currently members of the board of directors, have been nominated for election as directors to serve until the 2006 annual meeting of shareholders and until their successors are elected and have qualified.  Votes of the proxyholders will be cast in such a manner as to effect the election of all nine (9) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting).  The nine (9) nominees for directors receiving the most votes will be elected directors.  In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors.  The board of directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

The following table sets forth, as of March 18, 2005, the names of, and certain information concerning, the persons nominated by the board of directors for election as directors of United Security Bancshares.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years

Robert G. Bitter, Pharm. D., Secretary	66	2001	Clinical Pharmacist at Madera Community Hospital, Owner of Berenda Creek Ranch and Partner in Selma Shopping Center.

Stanley J. Cavalla	54	2001	President of Suburban Steel, Inc. and Vice President of Tri State Stairway Corp.

Tom Ellithorpe	62	2001	Owner of Insurance Buying Service.

R. Todd Henry	46	2003	Certified Public Accountant, dba Henry & Company and Managing Member and Principal of Gold Coast Pistachios. Former Partner in Thompson, Henry & Co.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years

Ronnie D. Miller Vice Chairman	63	2001	President of Ron Miller Enterprises, Inc., dba Fresno Motor Sales and Fresno Commercial Lenders.

Robert M. Mochizuki	56	2004	Orthopedic surgeon, CEO of Orthopedic Associates Medical Clinic, Inc. and President of Cumulous Communications Corp.

Walter Reinhard	75	2001	Retired. Former President of Reinhard’s Cabinet.

John Terzian	72	2001	Retired. Former owner of Tollhouse Enterprises, Inc., dba Peacock Market.

Dennis R. Woods Chairman, President and Chief Executive Officer	57	2001	Chairman of the Board, President and Chief Executive Officer of United Security Bancshares and United Security Bank.

All of the nominees named above have served as members of United Security Bancshares’ board of directors since its inception, other than R. Todd Henry and Robert Mochizuki.  All nominees will continue to serve if elected at the meeting until the 2006 annual meeting of shareholders and until their successors are elected and have been qualified.

None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers(1) of United Security Bancshares acting within their capacities as such.  There are no family relationships between any of the directors of United Security Bancshares.  No director of United Security Bancshares serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Compensation of Directors and Executive Officers

Director Compensation

During 2004, directors of United Security Bancshares and United Security Bank were compensated for monthly board meetings based on a performance rating structure ranging from a minimum of $800 per meeting up to $1,300 per meeting.  In addition, the vice chairman received an additional $200 per meeting and the secretary received an additional $250 per meeting.  Also, directors, other than Mr. Woods, were paid $200 for their attendance at committee meetings, other than loan committee meetings, and were paid $300 for their attendance at loan committee meetings, if such

(1)                                  As used in this proxy statement, the term “executive officer” of United Security Bancshares includes the President/Chief Executive Officer, Senior Vice President/Chief Financial Officer, Senior Vice President/Chief Credit Officer, Senior Vice President/Chief Operating Officer and Senior Vice President/Chief Banking Officer.

committee meeting was held on a day other than the regular board of directors’ meeting.  The chairman of the audit committee also received $400 per audit meeting and the chairman of the risk management committee received $300 per risk management meeting.

In September, 2000, Mr. Cavalla, a director of United Security Bancshares, received a stock option under the United Security Bank 1995 Stock Option Plan to acquire 5,000 shares of common stock.  The exercise price for these shares is $17.00 per share.  This option is for a term of ten years expiring in September, 2010.

Director Emeritus Plan

During 1995, United Security Bank also established a Directors Emeritus Plan, which was amended in May, 2000.  Those directors who (i) retire as directors of United Security Bank or (ii) retired as directors of Golden Oak Bank and who signed a shareholder’s agreement, are eligible to participate in the Directors Emeritus Plan.  Each Director Emeritus will be a lifetime position or until a Director Emeritus shall sell a majority of his or her ownership in United Security Bank.  Directors Emeritus receive a monthly fee of $400, and receive preferential deposit and customer service with free checking as long as they serve as a Director Emeritus.  Director Emeritus benefits terminate upon (i) the ultimate sale of United Security Bank, (ii) the sale of a majority of the Director Emeritus’ shares of United Security Bank’s common stock, or (iii) the finding by United Security Bank’s board of directors that the Director Emeritus is engaging in activities or making statements which are detrimental to United Security Bank or United Security Bank’s public image.

Executive Officers

The following table sets forth information, as of March 18, 2005, concerning executive officers of United Security Bancshares:

Name	Age	Position and Principal Occupation For the Past Five Years

Dennis R. Woods	57	President and Chief Executive Officer of United Security Bank and United Security Bancshares.

Kenneth L. Donahue	56	Senior Vice President and Chief Financial Officer of United Security Bank and United Security Bancshares.

Rhodlee A. Braa	63	Senior Vice President and Chief Credit Officer of United Security Bank and United Security Bancshares.

David L. Eytcheson	64	Senior Vice President and Chief Operating Officer of United Security Bank and United Security Bancshares.

Executive Compensation

The persons serving as the executive officers of United Security Bancshares received during 2004, and are expected to continue to receive in 2005, cash compensation in their capacities as executive officers of United Security Bank.  The following Summary Compensation Table indicates the compensation of United Security Bancshares’ executive officers.

Summary Compensation Table

						Long Term Compensation
Annual Compensation						Awards		Payouts
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Options/ SARs	LTIP Payouts ($)	All Other Compensation ($)(2)
Dennis R. Woods President and Chief Executive Officer	2004	$254,300	(1)	$344,246	0	0	0	0	$33,295
	2003	$254,300	(1)	$299,072	0	0	0	0	$32,854
	2002	$254,300	(1)	$303,032	0	0	0	0	$40,400
Kenneth L. Donahue Senior Vice President and Chief Financial Officer	2004	$118,000		$84,549	0	0	0	0	$32,324
	2003	$112,000		$72,456	0	0	0	0	$31,302
	2002	$112,000		$74,216	0	0	0	0	$24,534
David L. Eytcheson Senior Vice President and Chief Operating Officer	2004	$118,000		$84,549	0	0	0	0	$32,324
	2003	$112,000		$72,456	0	0	0	0	$31,302
	2002	$112,000		$74,216	0	0	0	0	$22,112
Rhodlee A. Braa Senior Vice President and Chief Credit Officer	2004	$118,000		$84,549	0	0	0	0	$32,206
	2003	$112,000		$72,456	0	0	0	0	$31,302
	2002	$112,000		$74,216	0	0	0	0	$24,280
Thomas H. Franson(3) Senior Vice President and Chief Banking Officer	2004	$118,000		$84,549	0	0	0	0	$22,609
	2003	$37,000		$0	0	0	30,000	0	$2,725

(1)                                  Includes $15,300 in directors fees.

(2)                                  This amount represents United Security Bank’s contribution under United Security Bank’s Cash or Deferred 401(k) Plan, United Security Bank’s Employee Stock Ownership Plan and the cost of premiums for excess disability, medical and life insurance.

(3)                                  Mr. Franson was first employed by United Security Bank in September 2003.  Mr Franson resigned on March 15, 2005.

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SARs at Year-End ($) Exercisable/ Unexercisable
Kenneth L. Donahue	0	N/A	Options Only 30,000/0	Options Only $424,800/$0
Rhodlee A. Braa	0	N/A	Options Only 30,000/0	Options Only $424,800/$0
Thomas H. Franson	0	N/A	Options Only 6,000/24,000	Options Only $0/$0

Mr. Woods has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $100,000 per year for 15 years following his retirement from United Security Bank at age 61 (“Retirement Age”).  In the event of disability while Mr. Woods is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 61 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy.  In the event Mr. Woods dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $100,000 per year for 15 years beginning one month after his death.  In the event of termination without cause, early retirement, or voluntary termination, Mr. Woods shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Woods terminates employment and attains age 61.  The vesting schedule is 25% for the first year of service beginning July 3, 1996, 15% for the second year of service, 10% for the third year of service, 6% per year of service for the following eight years of service and 2% for the twelfth year of service.  In the event Mr. Woods is terminated for cause he will forfeit any benefits from the salary continuation agreement.

In addition, Mr. Woods also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank.  The agreement is for a term of five years beginning February 26, 2002.  Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Woods a lump sum amount in cash equal to the sum of (i) the last three (3) years of his total compensation, inclusive of his base annual salary and bonus and (ii) the amount necessary to cover any “golden parachute taxes” that may be assessed pursuant to Section 280G of the Internal Revenue Code.

Mr. Donahue has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 59 (“Retirement Age”).  In the event of disability while Mr. Donahue is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 59 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy.  In the event Mr. Donahue dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death.  In the event of termination without cause, early retirement, or voluntary termination, Mr. Donahue shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Donahue terminates employment and attains age 59.  The vesting schedule is 8.33% for each year of service beginning January 1, 1997.  In the event Mr. Donahue is terminated for cause he will forfeit any benefits from the salary continuation agreement.

In addition, Mr. Donahue also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank.  The agreement is for a term of five years beginning February 26, 2002.  Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Donahue a lump sum amount in cash equal to his last year’s total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any “golden parachute taxes” that may be assessed pursuant to Section 280G of the Internal Revenue Code.

Mr. Eytcheson has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 68 (“Retirement Age”).  In the event of disability while Mr. Eytcheson is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 68 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy.  In the event Mr. Eytcheson dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death.  In the event of termination without cause, early retirement, or voluntary termination, Mr. Eytcheson shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Eytcheson terminates employment and attains age 68.  The vesting schedule is 8.33% for each year of service beginning January 1, 1997.  In the event Mr. Eytcheson is terminated for cause he will forfeit any benefits from the salary continuation agreement.

In addition, Mr. Eytcheson also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank.  The agreement is for a term of five years beginning February 26, 2002.  Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Eytcheson a lump sum amount in cash equal to his last year’s total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any “golden parachute taxes” that may be assessed pursuant to Section 280G of the Internal Revenue Code.

Mr. Braa has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 66 (“Retirement Age”).  In the event of disability while Mr. Braa is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 66 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy.  In the event Mr. Braa dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death.  In the event of termination without cause, early retirement, or voluntary termination, Mr. Braa shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Braa terminates employment and attains age 66.  The vesting schedule is 8.33% for each year of service beginning January 1, 1997.  In the event Mr. Braa is terminated for cause he will forfeit any benefits from the salary continuation agreement.

In addition, Mr. Braa also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank.  The agreement is for a term of five years beginning February 26, 2002.  Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Braa a lump sum amount in cash equal to his last year’s total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any “golden parachute taxes” that may be assessed pursuant to Section 280G of the Internal Revenue Code.

Mr. Franson had a salary continuation agreement with United Security Bank which provided that United Security Bank would pay him $50,000 per year for 15 years following his retirement from United Security Bank, subject to vesting and employment requirements.  Mr. Franson resigned in March, 2005, at which time he was only vested as to 8.33% of the benefit.  In lieu of yearly payments, Mr. Franson received a lump sum payout of $13,488 shortly after he resigned.

Proposal 2:
Amendment of the United Security Bank N.A. 1995 Stock Option Plan
to Designate the Maximum Aggregate Number of Shares
that May Be Issued under the 1995 Plan for Incentive Stock Options

In August 2004, the Internal Revenue Service issued final regulations regarding stock options.  Section 1.422-2 of such final regulations requires that a stock option plan providing for the issuance of incentive stock options “must designate the maximum aggregate number of shares that may be issued under such plan as incentive stock options.”  United Security Bancshares has one stock option plan under which stock options are outstanding, the United Security Bank N.A. 1995 Stock Option Plan (“1995 Plan”).  The 1995 Plan provides a single maximum aggregate number of shares of common stock of United Security Bancshares that may be issued for both incentive stock options and nonqualified stock options.  Therefore the 1995 Plan requires amendment and shareholder approval to comply with final regulations of the Internal Revenue Service regarding stock options.  The proposed amendments to the 1995 Plan are technical amendments only.  The 1995 Plan has been terminated and no further options may be granted under the 1995 Plan.

For the previously issued incentive stock options to continue to have favorable federal income tax treatment as incentive stock options, the 1995 Plan must be amended with the approval of shareholders to comply with Section 1.422-2 of the final regulations of the Internal Revenue Service to designate the maximum aggregate number of shares that may be issued as incentive stock options under the plan.  If shareholders do not approve the amendment to the 1995 Plan, optionees, with certain exceptions, may lose the favorable federal income tax treatment for incentive stock options.

The Board of Directors of United Security Bancshares has adopted resolutions amending the 1995 Plan to designate the maximum aggregate number of shares that may be issued as incentive stock options under the 1995 Plan and believes it is in the best interest of United Security Bancshares and it shareholders to approve an amendment to the 1995 Plan to designate the maximum aggregate number of shares that may be issued as incentive stock options under the 1995 Plan.

The 1995 Plan was originally allocated 115,000 shares of common stock of United Security Bancshares, which amount is adjusted for stock splits and stock dividends and other changes in capitalization of United Security Bancshares occurring after the original effective date of the 1995 Plan, and the amendment would expressly designate 115,000 shares of common stock of United Security Bancshares, which amount is adjusted for stock splits and stock dividends and other changes in capitalization of United Security Bancshares occurring after the original effective date of the 1995 Plan as the maximum aggregate number of shares that may be issued as incentive stock options under the 1995 Plan.  The shareholder resolution presented to shareholders to amend the 1995 Plan reads as follows:

RESOLVED, that Section 5 of the Plan, as amended is amended in the entirety to read as follows (the new added language appears in bold):

5.                                      Stock Subject to the Plan

Subject to adjustments as provided in Section 12, hereof, the stock to be offered under the Plan shall be shares of the Bank’s authorized but unissued common stock (hereinafter called “stock”) and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 115,000 shares.  If any option shall be cancelled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of the Plan.   Furthermore, the maximum aggregate number of shares that may be issued as incentive stock options under the Plan is 115,000 shares, subject to adjustments as provided in Section 12 hereof.

Approval of the amendment of the 1995 Plan to designate the maximum aggregate number of shares that may be issued as incentive stock options under the 1995Plan requires the affirmative vote of a majority of the outstanding shares of common stock represented and voting at the meeting.

Management recommends that the shareholders vote “FOR” the amendment of the United Security Bank, N.A. 1995 Stock Option Plan to designate the maximum aggregate number of shares that may be issued as incentive stock options under the 1995 Plan.

Proposal 3:
Adoption of the United Security Bancshares
2005 Stock Option Plan

Introduction

In April, 2005, the Board approved the adoption of the United Security Bancshares 2005 Stock Option Plan (the “2005 Plan”), subject to approval by the shareholders of United Security Bancshares, and terminated the 1995 Plan.  The 2005 Plan provides for the granting of options to purchase up to 250,000 shares of authorized and unissued shares of common stock at option prices per share which must not be less than one hundred percent (100%) of the fair market value per share of common stock at the time each option is granted.  The 2005 Plan further provides that the maximum aggregate number of shares that may be issued as incentive stock options under the 2005 Plan is 250,000 shares.

The last stock option plan adopted by the shareholders was the 1995 Plan.  The 1995 Plan, when adopted, provided for the granting of options to purchase 115,000 shares, which, post stock splits, equated to 690,000 shares.  As of March 1, 2005, there were 140,000 shares available for grant under the 1995 Plan.  Since the Board terminated the 1995 Plan, United Security Bancshares currently does not have in place a shareholder approved stock option plan under which stock options may be granted, and the Board believes it is advisable for the shareholders to adopt the 2005 Plan so that United Security Bancshares will have stock options available to grant as an additional means of retaining and attracting competent directors and personnel for United Security Bancshares and its subsidiaries, and for inducing high levels of performance and efforts for the benefit of United Security Bancshares and its shareholders.

Options granted pursuant to the 2005 Plan are intended to qualify for treatment either as “incentive stock options” within the meaning of Section 422 of the Code, or as “nonqualified stock options,” as shall be determined and designated upon the grant of each option.  Though there have been no grants of stock options and no determination of intended grants to specific optionees under the 2005 Plan by the Board, it is expected that stock options will be granted under the 2005 Plan to directors, officers and key employees of United Security Bancshares and its subsidiaries after shareholder approval of the 2005 Plan.  The summary below is subject to the provisions of the 2005 Plan, a copy of which is attached to this proxy statement as Exhibit B.

Summary of the 2005 Plan

The 2005 Plan will be administered by the Board, except if any stock options made pursuant to the 2005 Plan will be subject to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, then the 2005 Plan shall be administered by a committee comprised solely of qualified outside directors of United Security Bancshares.  All options under the 2005 Plan will be granted at an exercise price of not less than 100 percent of the fair market value of the shares of common stock on the date of grant, except for an incentive stock option granted to an optionee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of United Security Bancshares or a subsidiary of United Security Bancshares, in which case the option price shall not be less than 110% of the fair market value of such stock.  The purchase price of any shares purchased upon exercise is payable in full in cash or, subject to applicable law, with common stock previously acquired by the optionee and held by the optionee for a period of at least six months.  The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the common stock on the date of exercise.

Options granted pursuant to the 2005 Plan shall be for a term of up to ten (10) years, except for certain incentive stock options described below.  Each option shall be exercisable in installments and upon such conditions as the Board shall determine.  Options granted shall vest over a period no greater than five years, and no less than 20% of such option shall vest annually.  Optionees shall have the right to exercise all or a portion of the option at any time or from time to time with respect to the vested part of their stock options.  If any option shall expire without being exercised in full, the shares will again become available for granting of stock options under the 2005 Plan.  The 2005 Plan shall expire on April 6, 2015.

Incentive stock options may be granted to full-time salaried officers and management level employees of United Security Bancshares or a subsidiary.  No director who is not also a full-time salaried officer or management level employee may be granted an incentive stock option pursuant to the 2005 Plan.  No incentive stock option with a term of more than five (5) years may be granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of United Security Bancshares or a subsidiary of United Security Bancshares.  Nonqualified stock options may be granted to directors, full-time salaried officers and management level employees of United Security Bancshares or its subsidiaries.

Tax Consequences to the Optionee

The following describes, generally, the major federal income tax consequences relating to stock options issued under the 2005 Plan.  If all of the requirements of the 2005 Plan are met, generally no taxable income will result to an optionee upon the grant of an incentive or nonqualified stock option.

Incentive Stock Options.  If the optionee is employed by United Security Bancshares (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised and otherwise satisfies the requirements of the 2005 Plan and applicable law, the optionee will not recognize taxable income upon exercise of the option.  If the optionee is not employed by United Security Bancshares (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised for a reason other than death or disability, the optionee will recognize ordinary income at the time the option is exercised.  United Security Bancshares will be allowed a deduction for federal income tax purposes only if, and to the extent that, the optionee recognizes ordinary income.  Upon exercise of an incentive stock option, the excess of the fair market value of the shares received over the option price at the time of exercise is treated as an item of tax preference which may result in the imposition of the alternative minimum tax.

On a subsequent sale of shares acquired by the exercise of an incentive stock option, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the optionee’s tax basis of the shares sold.  If a disposition (generally a sale, exchange, gift or similar lifetime transfer of legal title) of stock received pursuant to an incentive stock option does not take place until more than two years after the grant of such option and more than one year after the exercise of such option, any gain or loss realized on such disposition will be treated as long-term capital gain or loss.  Under such circumstances, United Security Bancshares will not be entitled to a deduction for income tax purposes in connection with the exercise of the option.

If a disposition of stock received pursuant to an exercise of an incentive stock option occurs within two years after the grant of such option or one year after the exercise of such option, the optionee must treat any gain realized as ordinary income to the extent of the lesser of (i) the fair market value of such stock as of the date of exercise less the option price, or (ii) the amount realized on disposition of the stock less the option price.  Such ordinary income realized is deductible by United Security Bancshares for federal income tax purposes.  Any additional amount realized on the disposition will be taxable as either long-term or short-term capital gain, depending on the holding period.

Nonqualified Stock Options.  In general, when an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in the amount of the excess of the fair market value of the shares received upon exercise over the aggregate amount paid for those shares, and United Security Bancshares may deduct as an expense the amount of income so recognized by the optionee.  For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee’s basis in the shares is equal to the fair market value of the shares on the date of exercise.

If, upon exercise of a nonqualified option, the optionee pays all or part of the purchase price by delivering to United Security Bancshares shares of already-owned stock, there are no federal income tax consequences to the optionee or United Security Bancshares to the extent of the number of shares so delivered.  As to any additional shares issued, the optionee recognizes ordinary income equal to the aggregate fair market value of the additional shares received, less any cash paid to United Security Bancshares, and United Security Bancshares is allowed to deduct as an expense the amount of such income.  For purposes of calculating tax upon disposition of the shares acquired, the holding period and basis of the new shares, to the extent of the number of old shares delivered, is the same as for those old shares.  The holding period for the additional shares begins on the date the option is exercised, and the basis in those additional shares is equal to the taxable income recognized by the optionee, plus the amount of any cash paid to United Security Bancshares.

Upon a subsequent disposition of the shares received on exercise, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a separate capital gain or loss.

Excise Tax.  In addition, the exercise of outstanding options that become exercisable upon certain major corporate events may result in all or a portion of the difference between the fair market value of the option shares and the exercise price of any shares issuable in respect to such options being characterized “parachute payments.”  A 20% excise tax is imposed on the optionee on any amount so characterized and United Security Bancshares will be denied any tax deduction for such amount.

Withholding Taxes.  United Security Bancshares is generally required to withhold applicable payroll taxes with respect to compensation income recognized by optionees.  United Security Bancshares is also generally required to make certain information reports to the Internal Revenue Service with respect to any income of an optionee attributable to transactions involving the grant or exercise of options and/or the disposition of shares acquired on exercise of options.

Other Terms and Conditions

Options under the 2005 Plan shall not be transferable by the optionee during the optionee’s lifetime.  In the event of termination of employment or cessation as a director as a result of the optionee’s death or disability, to the extent exercisable on the date employment or directorship terminates, the option shall remain exercisable for up to one (1) year (but not beyond the end of the original option term) by the disabled optionee or, in the event of death of the optionee, by the person or persons to whom rights under the option shall have passed by will or the laws of descent and distribution.  In addition, if an optionee dies during the three month period referred to below, the option shall expire one year after the date of such death.

If an optionee’s employment is terminated, unless termination was for cause or if an optionee’s directorship is terminated, the optionee shall have the right, for a three-month period after such termination, to exercise that portion of the option which was exercisable immediately prior to such termination.  If an optionee’s employment is terminated for cause (which shall include malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude), the option shall expire within 30 days of the date of termination.  If an optionee is changing his or her status from employee or employee-director to director, an incentive stock option granted to such optionee shall convert to a nonqualified stock option three months and one day following the such optionee’s change in status.  However, in no event may any option be exercised after the end of its original option term.

In the event of certain changes in the outstanding common stock, such as stock dividends, stock splits, recapitalization, reclassification, reorganization, merger, stock consolidation or otherwise, appropriate and proportionate adjustments shall be made in the number, kind and exercise price of shares covered by any unexercised options or portions thereof.  In the event of liquidation of United Security Bancshares or upon a reorganization, merger or consolidation of United Security Bancshares with one or more corporations, the result of which United Security Bancshares is not the surviving corporation or United Security Bancshares becomes a subsidiary of another corporation, a sale of substantially all of the assets of United Security Bancshares to another corporation, or upon a sale representing more than 80% of equity securities voting power of United Security Bancshares to any person or entity (any one of which shall be referred to as a “Terminating Event”), the 2005 Plan shall terminate and all options theretofore granted shall completely vest and become immediately exercisable.  All outstanding options not exercised by the time of the Terminating Event shall at such time terminate.  However, any options not exercised at the time of a Terminating Event shall not terminate if they have been assumed or substituted by the successor corporation.

The Board reserves the right to suspend, amend or terminate the 2005 Plan, and, with the consent of the optionee, make such modifications of the terms and conditions of his/her option as it deems advisable, except that the Board may not, without further approval of a majority of the shareholders, increase the maximum number of shares covered by the 2005 Plan, change the minimum option price, increase the maximum term of options under the 2005 Plan or permit options to be granted to anyone other than a director, officer or management level employee.  No option granted pursuant to the 2005 Plan shall be exercisable until all necessary regulatory and shareholder approvals are obtained.

Adoption of the 2005 Plan requires the affirmative vote of a majority of the outstanding shares of common stock represented and voting at the Meeting.  Management recommends that the shareholders vote “FOR” adoption of the United Security Bancshares 2005 Stock Option Plan.

Independent Accountants

The firm of Moss Adams LLP served as certified independent public accountants for United Security Bancshares with respect to the year 2004, and Moss Adams LLP has been appointed as United Security Bancshares’ certified independent public accountants for 2005.  United Security Bancshares’ board has determined the firm of Moss Adams LLP to be fully independent of the operations of United Security Bancshares.

Aggregate fees billed by Moss Adams LLP to United Security Bancshares for the year ended 2004 are as follows:

Audit fees	$146,100
Tax fees associated with consulting and return preparation	8,460
Other fees	15,500

The Audit Committee of United Security Bancshares has considered the provision of nonaudit services provided by Moss Adams LLP to be compatible with maintaining the independence of Moss Adams LLP.

Moss Adams LLP audited United Security Bancshares’ financial statements for the year ended December 31, 2004.  It is anticipated that a representative of Moss Adams LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

Shareholder Proposals

Shareholder proposals to be submitted for presentation at the 2006 annual meeting of shareholders of United Security Bancshares must be received by United Security Bancshares no later than December 31, 2005.

Certain Transactions

Some of the directors and executive officers of United Security Bancshares and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, United Security Bank in the ordinary course of United Security Bank’s business, and United Security Bank expects to have banking transactions with such persons in the future.  In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

Management does not know of any matters to be presented at the meeting other than those set forth above.  However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

United Security Bancshares

Dated: April 18, 2005	Robert G. Bitter, Secretary

It is very important that every shareholder vote.  We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person.  In order to facilitate the providing of adequate accommodations, please indicate on the proxy whether or not you expect to attend the meeting.

A copy of United Security Bancshares’ annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2004 is available without charge upon written request to Mr. Ken Donahue at 1525 East Shaw Avenue, Fresno, California, 93710.

Exhibit A

United Security Bancshares	CORPORATE POLICY MANUAL
United Security Bank	AUDIT COMMITTEE CHARTER

OVERVIEW	The Audit Committee is a standing committee of the Board of Directors (the “Board”) of United Security Bancshares and United Security Bank (the “Bank”).

Establishment of this Charter hereby delegates certain responsibilities to the Audit Committee to assist in fulfilling the Board’s duties to the Company and shareholders. It is not the Committee’s responsibility to plan or conduct audits, or to determine that the Bank’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

As more fully set forth below, the purpose of the Committee is to assist the Board in its oversight of:

• The integrity of the financial reporting;

• Compliance with legal and regulatory requirements;

• The effectiveness of internal controls and procedures;

• The qualifications and independence of the independent auditors; and

• The performance of the Company’s independent auditors, and of the internal audit program.

AUTHORITY

In order to establish the governing principles of the Audit Committee, the Board of Directors originally adopted this Charter on September 24, 2002, and — as most recently amended and restated — on March 23, 2004.

The Committee shall be given the resources and assistance necessary to meet its responsibilities, including appropriate funding, unrestricted access to Company documents, employees, and the independent auditors. The Committee shall also have authority to engage outside legal, accounting, and other advisors, as it deems necessary or appropriate.

MEMBERSHIP

The Committee shall consist of three or more Directors, serving at the pleasure of the Board for such term, or terms, as the Board may determine. Each Committee member shall meet the independence requirements established by the Securities and Exchange Commission and listing standards of the NASDAQ Exchange, specifically Rule 4350 (d), as well as, the independence standards set forth in the Company’s Corporate Governance Principles.

MEMBERSHIP (CONT.)	No member of the Audit Committee shall receive, directly or indirectly, any compensation from the Company, other than Directors’ fees and benefits.

All Committee members shall be financially literate, having a basic understanding of financial controls and reporting. At least one Committee member shall also have accounting or related financial management expertise, including at a minimum, the expertise required by rules of the Securities and Exchange Commission and listing standards of Nasdaq — Rule 4350(d)(2)(A).

PROCEDURES
Meetings

The Committee shall meet as often as it determines, but no less than four times annually. The presence of fifty percent of the members of the Committee shall constitute a quorum of the Committee, and the act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

Minutes

The Committee shall keep minutes, and other relevant records, of all its meetings, and report its activities regularly to the Board. To the extent practicable, the meeting agenda, draft minutes from the prior meeting, and supporting materials, shall be provided to Committee members prior to each meeting to allow time for review.

Accountability

In keeping with Nasdaq Rule 4350(d)(1), the Audit Committee will review and reassess the adequacy of this Charter not less than annually. In conducting this annual review, the Committee will assess compliance with Nasdaq Rule 4350, and appropriate banking regulations regarding Committee composition, independence, and scope of responsibilities. Results of the Committee’s review of its Charter, and any appropriate updates, will be duly reported to the full Board.

The Committee may request any officer or employee of the Bank, or the Bank’s outside counsel, or independent auditors to attend an Audit Committee meeting, or to meet with the members in an executive session.

The Committee shall review its own performance annually.

SCOPE OF RESPONSIBILITIES

Executive management bears primary responsibility for financial, and other, reporting, for establishing the system of internal controls, and for ensuring compliance with laws, regulations and company policies. The Committee’s responsibilities and related key processes are described as follows. From time to time, the Committee may take on additional responsibilities at the request of the Board.

Internal Audit Program	The Committee bears primary responsibility for overseeing the Company’s relationship with the retained internal audit firms. In carrying out this responsibility, the Committee shall:

• Review the appointment and replacement of the Risk Manager.

• Review annually the responsibilities, budget and resources of the Audit Program.

• Review the development and implementation of the Annual Audit Plan.

Oversight of Independent Auditors	The Committee bears primary responsibility for overseeing the Company’s relationship with its independent auditors. In carrying out this responsibility, the Committee shall:

•     Be directly responsible for the appointment, compensation, retention, oversight of the work, and termination of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) engaged for the purpose of preparing or issuing audit reports, or performing other audit, review, or attest services for USB.

• Establish policies and procedures for the pre-approval of all audit and permissible non-audit services and fees of the independent auditor.

• Meet with the independent auditor to review the planning of its audit of the Bank’s financial statements.

• Discuss matters relating to the conduct of the audit as required by professional auditing standards.

• Review any audit problems or difficulties the auditor may have encountered in its work and management’s response.

• At least annually, obtain and review a report by the independent auditor describing:

• The firm’s internal quality control procedures;

•     Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the past five years, respecting one or more independent audits carried out by the firm;

Oversight of Independent Auditors (Cont.)	• Any steps taken to deal with any such issues; and in order to assess the auditor’s independence
• All relationships between the independent auditor and the Bank.

•     Discuss with the independent auditor any disclosed services or relationships that may impact the firm’s independence and objectivity. Evaluate the qualifications, performance, and independence of the independent auditor, including whether the provision of non-audit services is compatible with maintaining the auditor’s independence. If so determined by the Committee, recommend that the Board take appropriate action, in response to the auditor’s report, to satisfy itself of the independence of the firm.

Financial Reporting	The Committee shall monitor the preparation, by management, of the Bank’s quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

•     Discuss the annual audited financial statements, and quarterly financial statements, with management and the independent auditor, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

• Discuss and recommend to the Board whether the Bank’s audited financial statements should be included in the annual report on Form 10-K.

•     Discuss earnings press releases, as well as, financial information and earnings guidance provided to analysts and rating agencies (including any use of “pro-forma” or “adjusted” non-GAAP information).

•     Review with management and the independent auditor significant accounting principles and practices applied by the Bank in preparing its financial statements, including a discussion with the independent auditor regarding its judgments about the quality of accounting principles used in the Bank’s financial reporting.

• Review and discuss reports from the independent auditor on, among other things:

• Critical accounting policies and practices to be used;

Financial Reporting (Cont.)	• Alternative treatments of financial information within generally accepted accounting principles; and

• Other material written communications between the independent auditor and management, such as any management letter and the Bank’s response to such letter, or schedule of unadjusted differences.

• Review changes to accounting principles and practices that materially impact the Bank’s consolidated financial statements.

• Review with management its evaluation of internal control over financial reporting, and review management’s conclusions as to the effectiveness of internal control over financial reporting.

Internal Control

The Committee shall have responsibility for monitoring management’s continuing implementation of an effective system of internal control. The purpose of which is to help promote the reliability of financial and operating information, and compliance with applicable laws, regulations and Bank policies, including those related to business conduct and ethics. In carrying out this responsibility, the Committee shall:

•     Inquire of management, and internal and independent auditors concerning any deficiencies in the Bank’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process, and review any special audit steps adopted in light of any material control deficiencies, and the timeliness and reasonableness of proposed corrective actions;

• Review internal audit findings and recommendations with regard to compliance with laws, ethical conduct and conflicts of interest, and managements responses thereto;

• Meet periodically with internal audit firm representatives in private session (without the participation of management or the independent auditors);

• Review management’s responses to recommendations for improving internal controls in the independent auditor’s Management Letters;

• Review significant cases of conflict of interest, misconduct, or fraud;

Internal Control (Cont.)	• Review significant issues between the Bank and regulatory agencies; and

• Review, as appropriate, material litigation involving the Bank.

Other Responsibilities	• The Committee will, at least annually, review and advise the Board regarding administration of the Bank’s Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

•     The Committee will establish procedures for the receipt, retention, treatment, and investigation of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

• The Committee will, at least annually, review insurance programs from the standpoint of gaps and exposure, as well as, fraud.

• The Committee will oversee a CRA and Regulatory Compliance Program.

*    *    *    *

Exhibit B

United Security Bancshares

2005 Stock Option Plan

1.                                      Purpose

The purpose of the United Security Bancshares 2005 Stock Option Plan (the “Plan”) is to strengthen United Security Bancshares (the “Company”) and those corporations which are or hereafter become subsidiary corporations of the Company by providing an additional means of attracting and retaining competent directors, officers and key employees and by providing to participating directors, officers and key employees added incentive for high levels of performance.  The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and key employees may purchase shares of the common stock of the Company pursuant to options granted in accordance with the Plan.

Options granted pursuant to the Plan are intended to be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or “nonqualified stock options”, as shall be determined and designated upon the grant of each option hereunder.

2.                                      Administration

The Plan shall be administered by the Board of Directors (the “Board”), except if any stock options made pursuant to the Plan shall be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan shall be administered by a committee (“Committee”) comprised solely of “outside directors” (within the meaning of Treasury Regulation §1.162-27(e)(3)) or such other persons as may be permitted from time to time under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.  Hereinafter the Board or Committee shall be referred to as the Administrator.  Any action of the Administrator with respect to the administration of the Plan shall be taken pursuant to a majority vote, or the unanimous written consent, of its members.  Subject to the express provisions of the Plan, the Administrator shall have the authority to construe and interpret the Plan, define the terms used herein, prescribe, amend and rescind, the rules and regulations relating to administration of the Plan, and make all other determinations necessary or advisable for administration of the Plan.

All decisions, determinations, interpretations or other actions by the Administrator shall be final, conclusive and binding on all persons, optionees, grantees, subsidiary corporations of the Company and any successors-in-interest to such parties.

3.                                      Incentive Stock Options

All options granted which are designated at the time of grant as an “incentive stock option” shall be deemed an incentive stock option.

(a)                                  Incentive stock options granted under the Plan are intended to be qualified under Section 422 of the Code.

(b)                                 Full-time salaried officers and key employees of the Company or a subsidiary corporation (as that term is defined in Section 424(f) of the Code), shall be eligible for selection to participate in the incentive stock option portion of the Plan.  No director of the Company who is not also a full-time salaried officer or employee of the Company or a subsidiary corporation, may be granted an incentive stock option hereunder.  Subject to the express provisions of the Plan, the Administrator shall (i) select from the eligible class of employees and determine to whom incentive stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective incentive stock option agreements (which need not be identical), (iii) determine the times at which such incentive stock options shall be granted, (iv) determine the number of shares subject to each incentive stock option, and (v) grant such incentive stock options to such individuals.  An individual who has been granted an incentive stock option may, if he or she is otherwise eligible under the Plan, be granted additional incentive stock options if the Administrator shall so determine.

(c)                                  Except as described in subsection (e) below, the Administrator shall not grant an incentive stock option to purchase shares of the Company’s common stock to any individual who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation.  The attribution rules of Section 424(d) of the Code shall apply in the determination of ownership of stock for these purposes.

(d)                                 The aggregate fair market value (determined as of the time the incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and its subsidiary corporations, if any) shall not exceed $100,000, plus any greater amount as may be permitted under subsequent amendments to the Code.

(e)                                  The purchase price of stock subject to each incentive stock option shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted, except, in the case of optionees who at the time of the grant own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary corporation, in which case the purchase price of the stock shall not be less than one hundred ten percent (110%) of the fair market value of such stock at the time such option is granted and the term of such option shall be for no more than five (5) years.  The fair market value of such stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), if the Company’s stock is listed on any established stock exchange or a national market system, including the Nasdaq National Market for the last market trading day prior to the time of determination and reported in the Wall Street Journal or such other source as determined by the Administrator.  If the Company’s stock is not so listed, the fair market value shall be determined in good faith by the Administrator.

4.                                      Nonqualified Stock Options

(a)                                  All options granted which are (i) in excess of the aggregate fair market value limitations set forth in Section 3(d) hereof, (ii) designated at the time of the grant as “nonqualified”, or (iii) intended to be incentive stock options but do not meet the requirements of incentive stock options, shall be deemed nonqualified stock options.  Nonqualified stock options granted hereunder shall be so designated in the nonqualified stock option agreement entered into between the Company and the optionee.

(b)                                 Directors, full-time salaried officers and key employees of the Company or a subsidiary corporation shall be eligible for selection to participate in the nonqualified stock option portion of the Plan.  Subject to the express provisions of the Plan, the Administrator shall (i) select from the eligible class of individuals and determine to whom nonqualified stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective nonqualified stock option agreements (which need not be identical), (iii) determine the times at which such nonqualified stock options shall be granted, (iv) determine the number of shares subject to each nonqualified stock option and (v) grant such nonqualified stock options to such individuals.  An individual who has been granted a nonqualified stock option may, if he or she is otherwise eligible under the Plan, be granted additional nonqualified stock options if the Administrator shall so determine.

(c)                                  The purchase price of stock subject to each nonqualified stock option shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted.  The fair market value of such stock shall be determined in accordance with the last two sentences of Section 3(e) hereof.

5.                                      Stock Subject to the Plan

Subject to adjustments as provided in Section 12, hereof, the stock to be offered under the Plan shall be shares of the Company’s authorized but unissued common stock (hereinafter called “stock”) and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 250,000 shares.  If any option shall be canceled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of the Plan.  Furthermore, the maximum aggregate number of shares that may be issued as incentive stock options under the Plan is 250,000 shares, subject to adjustments as provided in Section 12, hereof.

6.                                      Continuation of Employment

Nothing contained in the Plan (or in any option agreement) shall obligate the Company or a subsidiary corporation to employ any optionee for any period or interfere in any way with the right of the Company or a subsidiary corporation to reduce the optionee’s compensation.  However, the Company may not reduce the terms of any option without the approval of the optionee.

7.                                      Exercise of Options

No option shall be exercisable until all necessary regulatory and shareholder approvals of the Plan are obtained.  Except as otherwise provided in this section, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Administrator shall determine; provided, however, that if an optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee’s right to purchase any shares not purchased in such installment period shall continue until expiration or termination of such option.  Notwithstanding the foregoing, the options shall vest at the rate of at least 20% per year over a five year period from the date the option is granted.

Fractional share interests shall be disregarded, except that they may be accumulated.  Not less than ten (10) shares may be purchased at any one time unless the number of shares purchased is the total number of shares which is exercisable at such time.  Options may be exercised by written notice delivered to the Company stating the number of shares with respect to which the option is being exercised, together with the full purchase price for such shares.  Payment of the option price in full, for the number of shares to be delivered, must be made (a) in cash or (b) subject to applicable law, with the Company’s stock previously acquired by the optionee and held by the optionee for a period of at least six months.  Notwithstanding the foregoing, in the event an optionee who has an incentive stock option does exercise the incentive stock option by utilizing (b) above, the optionee should obtain tax advice as to the consequences of such action.  The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the shares on the date of exercise.  If the option is being exercised by any person other than the optionee, said notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the option.  Optionees will have no rights as shareholders with respect to stock of the Company subject to their stock option agreements until the date of issuance of the stock certificate to them.

8.                                      Nontransferability of Options

Each option shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the optionee.

9.                                      Cessation of Directorship or Employment

If an optionee ceases to be a director or an employee of the Company or a subsidiary corporation for any reason other than his or her disability (as defined in Section 22(e)(3) of the Code) or death, the optionee’s option shall expire three (3) months after the date of termination of such directorship or employment, except (i) as provided in Sections 10 and 20 hereof in which case the option shall be exercisable as provided in those respective sections (ii) when the Optionee is changing his or her status from employee or employee-director to director in which case such stock option shall be converted to a nonqualified stock option three months and one day following such change in status and (iii) when Optionee is both a director and an employee in which case such Optionee’s nonqualified option shall expire three (3) months after the later of the date of termination of Optionee’s directorship or employment.  During the period after cessation of directorship or employment, such option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the optionee ceased to be a director or an employee of the Company or a subsidiary corporation.

10.                               Termination of Employment for Cause

If the stock option agreement so provides and if an optionee’s employment by the Company or a subsidiary corporation is terminated for cause, the optionee’s option shall expire thirty (30) days from the date of such termination.  Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Administrator with respect thereto shall be final and conclusive.

11.                               Disability or Death of Optionee

If any optionee dies while serving as a director or an employee of the Company or a subsidiary corporation, the option shall expire one (1) year after the date of such death, except as provided in Section 20 hereof.  After such death but before such expiration, the persons to whom the optionee’s rights under the option shall have passed by will or by the laws of descent and distribution or the executor or administrator of optionee’s estate shall have the right to exercise such option to the extent that installments, if any, had accrued and/or vested as of the date on which the optionee ceased to be a director or an employee of the Company or a subsidiary corporation.

If the optionee shall terminate his or her directorship or employment because of disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, except as provided in Section 20 hereof.

If any optionee dies during the three (3) month period referred to in Section 9 hereof, the option shall expire one (1) year after the date of such death, except as provided in Section 20 hereof.

12.                               Adjustment Upon Changes in Capitalization

If the outstanding shares of the stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted.  A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change shall likewise be made.  Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share subject to the option.  Any adjustment under this Section 12 shall be made by the Administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive.  No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share-interests shall be disregarded, except that they may be accumulated.

13.                               Terminating Events

A Terminating Event shall be defined as any one of the following events: (i) a dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations, the result of which (A) the Company is not the surviving corporation, or (B) the Company becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 80% of the aggregate voting power of all outstanding equity securities of the Company); (iii) a sale of substantially all the assets of the Company to another corporation; or (iv) a sale of the equity securities of the Company representing more than 80% of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and/or entities acting in concert.  When the Company knows that a Terminating Event will occur (i) the Company shall deliver to each optionee no less than thirty (30) days prior to the Terminating Event, written notification of the Terminating Event and the optionee’s right to exercise all options granted pursuant to the Plan, whether or not vested under the Plan or applicable stock option agreement, and (ii) all outstanding options granted pursuant to the Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the option immediately prior to such Terminating Event.  This right of exercise shall be conditional upon execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger.  Upon the occurrence of the Terminating Event all outstanding options and the Plan shall terminate; provided, however, that any outstanding options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices.

14.                               Amendment and Termination

The Administrator may at any time suspend, amend or terminate the Plan and may, with the consent of the optionee, make such modification of the terms and conditions of the option as it shall deem advisable; provided that, except as permitted under the provisions of Sections 12 and 13 hereof, no amendment or modification which would:

(a)                                  increase the maximum number of shares which may be purchased pursuant to options granted under the Plan either in the aggregate or by an individual;

(b)                                 change the minimum option price;

(c)                                  increase the maximum term of options provided for herein; or

(d)                                 permit options to be granted to anyone other than directors, full-time salaried officers or key employees of the Company or a subsidiary corporation;

may be adopted without the Company having first obtained any necessary regulatory and shareholder approvals required by law.

No option may be granted during any suspension or after termination of the Plan.  Amendment, suspension or termination of the Plan shall not (except as otherwise provided in Section 12 hereof), without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

15.                               Time of Granting Options

The time an option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Administrator described in Sections 3(b) and 4(b) hereof; provided, however, that if appropriate resolutions of the Administrator indicate that an option is granted as of and on some future date, the time such option is granted shall be such future date.  If action by the Administrator is taken by unanimous written consent of its members, the action of the Administrator shall be deemed to be at the time the last member of the Administrator signs the consent.

16.                               Privileges of Stock Ownership; Securities Law Compliance; Notice of Sale

No optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued.  No shares shall be purchased upon the exercise of any option unless and until the Company has fully complied with all applicable requirements of any regulatory agency having jurisdiction over the Company including registration of the stock options and underlying shares, as necessary, and all applicable requirements of any exchange upon which stock of the Company may be listed.  The optionee shall give the Company notice of any sale or disposition of any such shares not more than five (5) days after such sale or disposition.

17.                               Effective Date of the Plan

The Plan shall be deemed adopted by the Administrator as of April 6, 2005 and shall be effective immediately subject to approval by the shareholders of the Company within twelve months of the date the Plan is adopted, by the vote of a majority of the outstanding shares represented and voting at a duly held meeting of shareholders at which a quorum is present, or by the written consent vote of the holders of a majority of the outstanding shares of the Company’s stock.  No option under the Plan shall be exercised prior to the shareholders’ approval of the Plan.

18.                               Termination

Unless previously terminated by the Administrator, the Plan shall terminate at the close of business on April 6, 2015.  No options shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

19.                               Option Agreement

Each option shall be evidenced by a written stock option agreement executed by the Company and the optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan.  Each incentive stock option agreement shall contain such terms and provisions as the Administrator may determine to be necessary in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code.

20.                               Option Period

Each option and all rights and obligations thereunder shall expire on such date as the Administrator may determine, but not later than ten (10) years from the date such option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.

21.                               Exculpation and Indemnification

To the extent permitted by applicable law in effect from time to time, no member of the Administrator shall be liable for any act or omission of any other member of the Administrator nor for any act or omission on the member’s own part, except the member’s own willful misconduct or gross negligence.  The Company and its subsidiary corporations shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former member of the Administrator in any action brought by a third party against such person (whether or not the Company is joined as a party defendant)

to impose a liability or penalty on such person while a member of the Administrator arising with respect to the Plan or administration thereof or out of membership on the Administrator or all or any combination of the preceding; provided, the Administrator determines in good faith that such member of the Administrator was acting in good faith, within what such member of the Administrator reasonably believed to be the scope of his or her employment or authority, and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders.  Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action.  This Section 21 does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company or a subsidiary corporation thereof.  The provisions of this Section 21 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a member of the Administrator and the term “person” as used in this Section 21 shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

22.                               Agreement and Representations of Optionee

Unless the shares of stock covered by the Plan have been registered with the Securities Exchange Commission, each optionee shall, by accepting an option, represent and agree, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all stock will be acquired for investment and not for resale or distribution.  Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the stock is being acquired in good faith for investment and not for resale or distribution.  Furthermore, the Company, at its sole discretion, may take all reasonable steps, including affixing the following legend (and/or such other legend or legends as counsel shall require) on certificates embodying the shares:

The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement with respect to them under the Securities Act of 1933 or a written opinion of counsel for the optionee which opinion shall be acceptable to counsel for the Company that registration is not required.

to assure itself against any sale or distribution by the optionee which does not comply with the Plan or any federal or state securities laws.

The Company agrees to remove any legend affixed to the certificates embodying the shares pursuant to this Section 22 when all of the restrictions on the transfer of the shares, whether imposed by the Plan or federal or state law, have terminated.

23.                               Information to Employees

The Company shall provide optionees with financial statements of the Company at least annually.

Proxy United Security Bancshares

This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints Tom Ellithorpe, Ronnie D. Miller and John Terzian as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of United Security Bancshares which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 18, 2005 at 7:00 p.m., at the head offices of United Security Bank, located at 2151 West Shaw Avenue, Fresno, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of nine (9) persons to be directors.

Robert G. Bitter, Pharm. D.	Ronnie D. Miller
Stanley J. Cavalla	Walter Reinhard
Tom Ellithorpe	John Terzian
R. Todd Henry	Dennis R. Woods
Robert M. Mochizuki

☐ FOR ALL NOMINEES LISTED ABOVE	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space below:)

2.	Amendment of the 1995 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Adoption of the United Security Bancshares 2005 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Please Sign and Date Below

The board of directors recommends a vote “FOR” each of the proposals set forth above.  The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management.  If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

(Please date this proxy and sign your name exactly as it appears on your stock certificate.  Executors, administrators, trustees, etc., should give their full title.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.  All joint owners should sign.)

☐ I Do	☐ I Do Not	Expect to Attend the Meeting.

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Shareholder)

(Signature of Shareholder)

This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of United Security Bancshares a duly executed proxy bearing a later date or an instrument revoking this proxy or by attending the meeting and voting in person.